                                                                  EXHIBIT 10.2


                              ALLIANCE IMAGING INC.

                             1997 STOCK OPTION PLAN


1.  PURPOSE OF THE PLAN.

          The purpose of the ALLIANCE IMAGING INC. 1997 STOCK OPTION PLAN (the "PLAN") is (i) to further the growth and success of Alliance Imaging, Inc., a Delaware corporation (the "COMPANY"), by permitting employees of the Company to acquire shares (the "SHARES") of Common Stock, $.01 par value (the "COMMON STOCK"), of the Company, thereby increasing such employees' personal interest in such growth and success and (ii) to provide a means of rewarding outstanding contribution by such persons to the Company. Options granted under this Plan (the "OPTIONS") may be either "incentive stock options" under the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), or non-qualified stock options.

2.  DEFINITIONS.

           As used in this Plan, the following capitalized terms shall have the meanings set forth below:

          "AFFILIATE" means, with respect to any Person, any other Person that is controlled by, controlling or under common control with, such Person. Notwithstanding anything to the contrary contained herein, with respect to the Company, the term "Affiliate" shall include Newport Investment LLC and each of its members and each Person in which Newport Investment LLC or such members hold or have the right to acquire, collectively, more than 25% of the voting Equity Interest.

          "BOARD" has the meaning set forth in Section 3(a).

          "CAPITAL STOCK" means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock.

          "CAUSE" shall have the meaning defined in an employment or similar agreement between the Company and the Optionee, or, if there is no employment or similar agreement between the Company and the Optionee that defines what constitutes a termination for cause for purposes of such agreement, what constitutes "cause" shall be determined by the Committee in good faith.

          "CHANGE-IN-CONTROL" means the occurrence of one or more of the following:

            (a) a sale to any Person other than an Affiliate of the Company of all or substantially all of the assets of the Company;

            (b) a sale by the Company of shares (whether by merger or otherwise), if any such sale is made to a Person other than any of its Affiliates, which Person, after giving effect to such sale, will own more than 50% of the outstanding Capital Stock of the Company;

            (c) a sale by the stockholders of the Company of Shares, if any such sale is made to a Person other than an Affiliate of the Company, which Person, after giving effect to such sale, will own more than 50% of the outstanding Shares;


          "CODE" has the meaning set forth in Section 1.

          "COMMITTEE" has the meaning set forth in Section 3(a).

          "COMMON STOCK" has the meaning set forth in Section 1.

          "COMPANY" has the meaning set forth in Section 1.

          "DRAG-ALONG NOTICE" has the meaning set forth in Section 12(a).

          "DRAG-ALONG GRANTEES" has the meaning set forth in Section 12(a).

          "EBITDA" means, for any period of determination thereof, Net Income of the Company and its subsidiaries plus, without duplication, (a) Interest Expense, (b) income tax expense, refunds or credits for such periods, and (c) depreciation and amortization expense of the Company and its subsidiaries, all determined in accordance with GAAP.

          "EFFECTIVE DATE" means December 18, 1997.

          "EQUITY INTEREST" means (a) with respect to a corporation, any and all Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock) and (b) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXPIRATION DATE" has the meaning set forth in Section 9.

          "FAIR MARKET VALUE" means:

          (a) if the Shares are publicly traded and reported on a closing price basis, the closing price on the principal national securities exchange, market or system on which the Shares are traded on the trading day immediately preceding the date of determination or, if no trades were made on such day, on the next preceding day on which trades were made, otherwise, the average of the bid and asked prices for the Shares on the trading day immediately preceding the date of determination in the over-the-counter market as reported by Nasdaq or, if not reported by Nasdaq, by an established quotation service for over-the-counter securities;

          (b) or if there is no public trading market for the Shares, the fair value of such Shares on the date of any determination as reasonably determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of Shares in private transactions negotiated at arms' length.

          Notwithstanding anything contained in this Plan to the contrary, all determinations pursuant to this Section shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

          "GAAP" means generally accepted accounting principles in the United States, consistently applied, and statements and interpretations (if applicable) issued by the Financial Accounting Standards Board, or any successor body, as in effect from time to time, unless otherwise stated.

          "GOOD REASON" shall have the meaning defined in an employment or similar agreement between the Company and the Optionee, or, if there is no employment or similar agreement between the Company and the Optionee that defines what constitutes a termination for good reason for purposes of such agreement, what constitutes "good reason" shall be determined by the Committee in good faith.

          "INDEBTEDNESS" means indebtedness for borrowed money, reimbursement obligations with respect to letters of credit and similar instruments, obligations incurred, issued or assumed as the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business consistent with past practice), obligations of others secured by (or, for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured) any lien on property or assets of the Company or any subsidiary, capital lease obligations, and obligations in respect of guarantees of any of the foregoing or any "keep well" or other agreement to maintain any financial statement condition of another person, in each case, whether or not matured, liquidated, fixed, contingent, or disputed.

          "INTEREST EXPENSE" means, for any period, all interest (including capitalized interest) and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation payment-in-kind, zero coupon and other like securities and the interest component of capital lease obligations applicable to such period) of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP.

          "INVESTMENT" in any Person, means any loan or advance to such Person, any purchase or other acquisition of any Equity Interest or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including any arrangement pursuant to which an investing Person incurs Indebtedness of the types referred to in the definition of "Indebtedness" in respect of such Person.

          "NET DEBT" means (a) all amounts owing by the Company in respect of outstanding Indebtedness (including principal, interest, fees, expenses and prepayment penalties), less (b) cash of the Company, all determined on a consolidated basis in accordance with GAAP.

          "NET INCOME" means, for any period, the gross revenues of the Company and its consolidated subsidiaries for such period less all expenses and other proper charges, in each case determined in accordance with GAAP, but (a) excluding in any event any gains or losses on the sale or other disposition of Investments or fixed or capital assets or from any transaction classified as extraordinary under GAAP, any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses and (b) in the sole discretion of the Board or the Committee, adjusted for non-recurring or non-operating gains or losses and other non-recurring or non-operating gains or losses which affect Net Income;

          "NOTICE" has the meaning set forth in Section 14(b).

          "OPTION" has the meaning set forth in Section 1.

          "OPTION AGREEMENT" has the meaning set forth in Section 4(c).

          "OPTION PRICE" has the meaning set forth in Section 5(a).

          "OPTIONED SHARES" has the meaning set forth in Section 14(b).

          "OPTIONEES" has the meaning set forth in Section 4(a).

          "PER SHARE EQUITY VALUE" means, in respect of any Tranche B or Tranche C Performance Measurement Date, (a) (i) the product of (x) EBITDA for the calendar year ending on such Performance Measurement Date, multiplied by (y) six, plus (ii) the aggregate Option Price of Vested Options, plus (iii) the aggregate Option Price for all Tranche B Options and Tranche C Options which will become vested as of the next succeeding Performance Measurement Date if the applicable Per Share Equity Values are achieved, less (iv) the aggregate principal amount of the outstanding consolidated Indebtedness (which shall include, without limitation, if the Per Share Equity Value is being determined following or in connection with a Change-in-Control, all prepayment penalties which may be payable by the Company upon the repayment of its Indebtedness), less (v) the aggregate face value (or, if the Per Share Equity Value is being determined following or in connection with a Change-in-Control, the aggregate redemption price) of all of the Company's outstanding shares of redeemable Capital Stock, plus (vi) the aggregate amount of the consolidated cash on hand of the Company and its Subsidiaries, divided by (b) the sum of (x) the number of Shares outstanding as of the end of such calendar year and (y) the number of Shares issuable upon the conversion of securities convertible into Shares or upon the exercise of options or warrants exercisable for Shares, in each case in this clause (b), which are both vested (or, in the case of Tranche B Options and Tranche C Options, will become vested on or before the next succeeding Performance Measurement Date if the applicable Per Share Equity Values are achieved) and "in the money" (I.E., the exercise price or conversion price is less than the Per Share Equity Value calculated without giving effect to such convertible securities or options or warrants); PROVIDED, HOWEVER, that if a Qualified Public Offering shall have been consummated prior to any such calculation,

          "PER SHARE EQUITY VALUE" shall mean the average closing stock price for the thirty trading days immediately preceding the date of any such determination (with the five highest and five lowest closing stock prices disregarded), as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or, if the Shares are then traded on a national securities exchange, on the principal national securities exchange on which it is so traded; PROVIDED, FURTHER, HOWEVER, that all outstanding "in the money" options shall be deemed to be vested solely for purposes of the definition of

          "PER SHARE EQUITY VALUE" if Per Share Equity Value is being determined following or in connection with a Change-in-Control or a Qualified Public Offering.

          "PERSON" is to be construed in the broadest sense and means and includes any natural person, company, limited liability company, partnership, joint venture, corporation, business trust, or unincorporated organization or any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

          "PRO RATA PORTION" has the meaning set forth in Section 13(a).

          "QUALIFIED PUBLIC OFFERING" means a public offering of Common Stock of the Company in which the proceeds to the Company, net of all fees, commissions, discounts and expenses, equals or exceeds $35 million.

          "RECAPITALIZATION" has the meaning set forth in Section 15(a).

          "RULE 16b-3" has the meaning set forth in Section 3(a).

          "SEC" means the Securities and Exchange Commission.

          "SHARES" has the meaning set forth in Section 1.

          "SECURITIES ACT" has the meaning set forth in Section 16(b).

          "TAG-ALONG GRANTORS" has the meaning set forth in Section 13(a).

          "TRANCHE A OPTIONS" has the meaning set forth in Section 4(d).

          "TRANCHE B MISSED PERFORMANCE MEASUREMENT DATE" has the meaning set forth in Section 7(b).

          "TRANCHE B OPTIONS" has the meaning set forth in Section 4(d).

          "TRANCHE B PERFORMANCE MEASUREMENT DATE" has the meaning set forth in
Section 7(a).

          "TRANCHE B PER SHARE TARGET VALUE" has the meaning set forth in
Section 7(a).

          "TRANCHE B VESTING DATE" has the meaning set forth in Section 7(a).

          "TRANCHE C MISSED PERFORMANCE MEASUREMENT DATE" has the meaning set forth in Section 8(b).

          "TRANCHE C OPTIONS" has the meaning set forth in Section 4(d).

          "TRANCHE C PERFORMANCE MEASUREMENT DATE" has the meaning set forth in
Section 8(a).

          "TRANCHE C PER SHARE TARGET VALUE" has the meaning set forth in
Section 8(a).

           "TRANCHE C VESTING DATE" has the meaning set forth in 8 (a).

          "TRANSFER" means, with respect to any security (including any Option), a sale, transfer, assignment, encumbrance, pledge or other disposition of such security either voluntarily or involuntarily and with or without consideration (including, without limitation, by way of foreclosure or other acquisition by any lender with respect to any shares pledged to such lender by an Optionee).

          "VESTED OPTION" means an option which has vested in accordance with this Agreement, or pursuant to an Option Agreement, as the case may be.

3.  ADMINISTRATION OF THE PLAN

            (a) STOCK OPTION COMMITTEE. This Plan shall be administered by a three- person committee (the "COMMITTEE") comprised of three members of the Board of Directors of the Company (the "BOARD"), appointed from time to time by the Board. The Committee shall have the power and authority to grant Options under this Plan; PROVIDED, HOWEVER, that, so long as the Company shall be required to comply with Rule 16b-3 promulgated by the SEC under the Exchange Act ("RULE 16b-3") in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the Exchange Act with respect to transactions effected pursuant to this Plan, each member of the Committee, at the effective date of his or her appointment to the Committee and at all times thereafter while serving on the Committee, shall be a "DISINTERESTED PERSON" within the meaning of Rule 16b-3.

            (b) PROCEDURES. The members of the Committee shall from time to time select a Chairman from among the members of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of this Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

            (c) ADMINISTRATION. Except as may otherwise be expressly reserved to the Board as provided herein, and, with respect to any Option, except as may otherwise be provided in the Option Agreement evidencing such Option, the Committee shall have all powers with respect to the administration of this Plan, including the interpretation of the provisions of this Plan and any Option Agreement, and all decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in this Plan.

4.  GRANT OF OPTIONS; SHARES SUBJECT TO THIS PLAN.

            (a) POWER TO GRANT OPTIONS. Subject to the provisions of this Plan, the Committee shall have the power and authority, in its sole discretion, to determine:

                  (i) the persons (from among the class of persons eligible to receive Options under this Plan) to whom Options shall be granted (the "OPTIONEES");

                  (ii) the time or times at which Options shall be granted; and

                  (iii) the number of Shares subject to such Option.

Notwithstanding anything to the contrary contained herein, as of the Effective Date, each Person listed in EXHIBIT A shall be granted Options which shall represent the right to acquire, subject to Section 6, that number of Shares set forth opposite such Person's name on EXHIBIT A.

            (b) ELIGIBILITY. Options may be granted under this Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date to any person who is an employee of the Company or any of its Subsidiaries at the time of grant. Notwithstanding anything contained in Section 4(a) to the contrary, Options may not be granted to any Person in any one taxable year of the Company in excess of 25% of the Options issued or issuable under this Plan. Notwithstanding any other provision of this Plan to the contrary, the Committee may, in its discretion, provide that, with respect to any Option, the terms of the Option Agreement evidencing such Option shall control any conflicts between provisions of this Plan and provisions of such Option Agreement.

            (c) OPTION AGREEMENTS. Each Option shall be evidenced by a written agreement (an "OPTION AGREEMENT"), in substantially the form of EXHIBIT B, with such changes thereto as are consistent with this Plan as the Committee shall deem appropriate. Each Option Agreement shall be executed by the Company and the Optionee.

            (d) TRANCHE A OPTIONS, TRANCHE B OPTIONS, AND TRANCHE C OPTIONS. One half of the Options granted on the Effective Date to each Optionee shall vest in accordance with Section 6(b) ("TRANCHE A OPTIONS"), one-quarter of the options granted to each Optionee on the Effective Date shall vest in accordance with
Section 7 ("TRANCHE B OPTIONS"), and one-quarter of the options granted to each Optionee on the Effective Date shall vest in accordance with Section 8 ("TRANCHE C OPTIONS"). Options granted after the Effective Date shall vest as determined by the Committee, in its sole and absolute discretion, and as set forth in the applicable Option Agreement.

            (e) DATE OF GRANT. Other than Options granted as of the Effective Date, the date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant.

            (f) NUMBER OF SHARES. Subject to any equitable adjustments for Recapitalizations pursuant to Section 15 and subject to the vesting provisions set forth herein, each Option shall be exercisable for one Share. Subject to any equitable adjustments for Recapitalization pursuant to Section 15, the number of Shares subject at any one time to Options granted under this Plan, and the number of Shares theretofore issued and delivered pursuant to the exercise of Options granted under this Plan, shall be 454,545 Shares. If and to the extent that Options granted under this Plan terminate, expire or are canceled without having been fully exercised, new Options may be granted under this Plan with respect to the Shares covered by the unexercised portion of such terminated, expired or canceled Options.

            (g) CHARACTER OF SHARES. The Shares issuable upon exercise of Options granted under this Plan shall be (i) authorized but unissued Shares,
(ii) Shares held in the Company's treasury or (iii) a combination of the foregoing.

            (h) RESERVATION OF SHARES. The Company shall use commercially reasonable efforts to ensure that the number of Shares reserved for issuance under this Plan shall at all times be equal to the maximum number of shares which may be purchased at such time pursuant to outstanding Options.

5.  OPTION PRICE

            (a) GENERAL. The exercise price (the "OPTION PRICE") for each Share subject to an Option shall be determined by the Committee and set forth in the Option Agreement, except that (i) the exercise price for Options granted on the Effective Date shall be $11.00 per share (subject to equitable adjustment for Recapitalizations affecting the Common Stock) and (ii) no incentive stock option may be granted under the plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless (A) the Option Price of the Shares of Common Stock subject to such incentive stock option is fixed at not less than 110% of the Fair Market Value on the date of grant of such shares and (B) such incentive stock option by its terms is not exercisable after the expiration of five years from the date it is granted.

            (b) REPRICING OF OPTIONS. Subsequent to the date of grant of any Option, the Committee may (i) in its sole discretion, establish a new Option Price for such Option so as to decrease the Option Price of such Option or (ii) with the consent of the Optionee, establish a new Option Price for such Option so as to increase the Option Price of such Option.

6.  EXERCISABILITY AND VESTING OF TRANCHE A OPTIONS

            (a) All Tranche A Options granted on the Effective Date shall be subject to vesting as set forth in this Section 6, and all Options granted after the Effective Date shall be subject to vesting as determined by the Committee and set forth in the applicable Option Agreement.

            (b) 25% of the Tranche A Options shall become Vested Options on each of the first four anniversaries of December 31, 1997 if the Optionee is employed by the Company on such anniversary date. If a Change-in-Control shall occur, then all of the Time Vesting Options held by such Optionee shall become
Vested Options immediately prior to such Change-in-Control.

            (c) Notwithstanding anything to the contrary contained in this Plan, each Tranche A Option shall cease vesting as of the time that an Optionee's employment with the Company is terminated for any reason and no Tranche A Option which is not a Vested Option as of such time shall become a Vested Option thereafter. All decisions by the Committee with respect to any calculations pursuant to this Section (absent manifest error) shall be final and binding on all Optionees.

7.  EXERCISABILITY AND VESTING OF TRANCHE B OPTIONS

            (a) All of the Tranche B Options shall become Vested Options on the date that is seven years and six months immediately following the date of grant ("TRANCHE B VESTING DATE") if the Optionee is employed by the Company on the Tranche B Vesting Date. However, if the Per Share Equity Value as of a Tranche B Performance Measurement Date indicated below (each a "TRANCHE B PERFORMANCE MEASUREMENT DATE") equals or exceeds the corresponding Tranche B Per Share Target Value indicated below (the "TRANCHE B PER SHARE TARGET VALUE") and the Optionee is employed by the Company on such Tranche B Performance Measurement Date, then 25% of the Tranche B Options shall vest on such Tranche B Performance Measurement Date.


          TRANCHE B
         PERFORMANCE          TRANCHE B PER SHARE
       MEASUREMENT DATE          TARGET VALUE
      ------------------      -------------------
      December 31, 1998             $14.85

      December 31, 1999             $20.05

      December 31, 2000             $27.06

      December 31, 2001             $36.54

            (b) If the Tranche B Per Share Target Value is not achieved for any year, the Committee, upon consultation with management, will have the discretion to cause all or part of the applicable Tranche B Options to become Vested Options.

            (c) If both (i) the Per Share Equity Value as of any Tranche B Performance Measurement Date equals at least 80% of the Tranche B Per Share Target Value established for such Tranche B Performance Measurement Date (the "TRANCHE B MISSED PERFORMANCE MEASUREMENT DATE"), but is less than 100% of the Tranche B Per Share Target Value established for such Tranche B Performance Measurement Date and (ii) either (A) the Per Share Equity Value as of the immediately subsequent Tranche B Performance Measurement als or exceeds the Tranche B Per Share Target Value as of such subsequent Tranche B Performance Measurement Date pursuant to Section 7(a) or (B) both (x) the Per Share Equity Value as of the immediately subsequent Tranche B Performance Measurement Date equals at least 80% of the Tranche B Per Share Target Value established for such Tranche B Performance Measurement Date, but is less than 100% of the Tranche B Per Share Target Value established for such subsequent Tranche B Performance Measurement Date and (y) the Per Share Equity Value as of the second subsequent Tranche B Performance Measurement Date equals or exceeds the Tranche B Per Share Target Value established for such second subsequent Tranche B Performance Measurement Date pursuant to Section 7(a), then the Tranche B Options which did not become Vested Options as of the Tranche B Missed Performance Measurement Date shall become Vested Options as of the first anniversary of the Tranche B Missed Performance Measurement Date if the Optionee holding the applicable Tranche B Option is employed by the Company as of the first anniversary of the Tranche B Missed Performance Measurement Date.

            (d) If a Change-in-Control shall occur prior to December 31, 2001, all of the Tranche B Options will become Vested Options if the Fair Market Value of the per share consideration received by the holders of Shares (after giving effect to the vesting described herein) equals or exceeds (i) the Tranche B Per Share Target Value for the Tranche B Performance Measurement Date immediately preceding such Change-in-Control plus (ii) the product of (x) (A) the Tranche B Per Share Target Value for the Tranche B Performance Measurement Date immediately following such Change-in-Control less (B) the Tranche B Per Share Target Value for the Tranche B Performance Measurement Date immediately preceding such Change-in-Control, multiplied by (y) a fraction, the numerator of which is the number of days elapsed as of the consummation of such Change-in-Control since the immediately preceding Tranche B Performance Measurement Date and the denominator of which is 365.

            (e) Notwithstanding anything to the contrary contained in this Plan, 25% of the Tranche B Options shall become Vested Options on each of the first four anniversaries of the last day of the month in which the Effective Date occurs to the extent that any such anniversary occurs after a Qualified Public Offering if after such Qualified Public Offering, Newport Investment LLC shall sell more than 50% of the Shares held by it as of the Effective Date at an average price exceeding (i) the Tranche B Per Share Target Value for the Tranche B Performance Measurement Date immediately preceding such Qualified Public Offering plus (ii) the product of (x) (A) the Tranche B Per Share Target Value for the Tranche B Performance Measurement Date immediately following such Qualified Public Offering less (B) the Tranche B Per Share Target Value for the Tranche B Performance Measurement Date immediately preceding such Qualified Public Offering, multiplied by (y) a fraction, the numerator of which is the number of days elapsed as of the consummation of such Qualified Public Offering since the immediately preceding Tranche B Performance Measurement Date and the denominator of which is 365.

            (f) Notwithstanding anything to the contrary contained in this Plan, the determination as to whether the Per Share Equity Value equals or exceeds the Tranche B Per Share Target Value shall be made after the Company's audited financials for the applicable fiscal year become available.

            (g) Notwithstanding anything to the contrary contained in this Plan, each Tranche B Option shall cease vesting as of the time that an Optionee's employment with the Company is terminated for any reason and no Tranche B Option which is not a Vested Option as of such time shall become a Vested Option thereafter. All decisions by the Committee with respect to any calculations pursuant to this Section (absent manifest error) shall be final and binding on all Optionees.

8.  EXERCISABILITY AND VESTING OF TRANCHE C OPTIONS

            (a) All of the Tranche C Options shall become Vested Options on the date that is seven years and six months immediately following the date of the grant ("TRANCHE C VESTING DATE") if the Optionee is employed by the Company on the Tranche C Vesting Date. However, if the Per Share Equity Value as of the Tranche C Performance Measurement Date indicated below (each a "TRANCHE C PERFORMANCE MEASUREMENT DATE") equals or exceeds the corresponding Tranche C Per Share Target Value indicated below (the "TRANCHE C PER SHARE TARGET VALUE") and the Optionee is employed by the Company on such Tranche C Performance Measurement Date indicated below, then 25% of the Tranche C Options shall vest on such Tranche C Performance Measurement Date.


          TRANCHE C           TRANCHE C PER
         PERFORMANCE          SHARE TARGET
       MEASUREMENT DATE           VALUE
      ------------------      -------------
      December 31, 1998         $15.40

      December 31, 1999         $21.56

      December 31, 2000         $30.18

      December 31, 2001         $42.26

            (b) If the Tranche C Per Share Target Value is not achieved for any year, the Committee, upon consultation with management, will have the discretion to cause all or part of the applicable Tranche C Options to become Vested Options.

            (c) If both (i) the Per Share Equity Value as of any Tranche C Performance Measurement Date equals at least 80% of the Tranche C Per Share Target Value established for such Tranche C Performance Measurement Date (the "TRANCHE C MISSED PERFORMANCE MEASUREMENT"), but is less than 100% of the Tranche C Per Share Target Value established for such Tranche C Performance Measurement Date and (ii) either (A) the Per Share Equity Value as of the immediately subsequent Tranche C Performance Measurement Date equals or exceeds the Tranche C Per Share Target Value as of such subsequent Tranche C Performance Measurement Date pursuant to Section 8(a) or (B) both (x) the Per Share Equity Value as of the subsequent Tranche C Performance Measurement Date equals at least 80% of the Tranche C Per Share Target Value established for such Tranche C Performance Measurement Date, but is less than 100% of the Tranche C Per Share Target Value established for such subsequent Tranche C Performance Measurement Date and (y) the Per Share Equity Value as of the second subsequent Tranche C Performance Measurement Date equals or exceeds the Tranche C Per Share Target Value established for such second subsequent Tranche C Performance Measurement Date pursuant to Section 8(a), then the Tranche C Options which did not become Vested Options as of the Tranche C Missed Performance Measurement Date shall become Vested Options as of the first anniversary of the Tranche C Missed Performance Measurement Date if the Optionee holding the applicable Tranche C Option is employed by the Company as of the first anniversary of the Tranche C Missed Performance Measurement Date.

            (d) If a Change-in-Control shall occur prior to December 31, 2001, all of the Tranche C Options will become Vested Options if the Fair Market Value of the per share consideration received by the holders of Shares (after giving effect to the vesting described herein) equals or exceeds (i) the Tranche C Per Share Target Value for the Tranche C Performance Measurement Date immediately preceding such Change-in-Control plus (ii) the product of (x) (A) the Tranche C Per Share Target Value for the Tranche C Performance Measurement Date immediately following such Change-in-Control less (B) the Tranche C Per Share Target Value for the Tranche C Performance Measurement Date immediately preceding such Change-in-Control, multiplied by (y) a fraction, the numerator of which is the number of days elapsed as of the consummation of such Change-in-Control since the immediately preceding Tranche C Performance Measurement Date and the denominator of which is 365.

            (e) Notwithstanding anything to the contrary contained in this Plan, 25% of the Tranche C Options shall become Vested Options on each of the first four anniversaries of the last day of the month in which the Effective Date occurs to the extent that any such anniversary occurs after a Qualified Public Offering if after such Qualified Public Offering, Newport Investment LLC shall sell more than 50% of the Shares held by it as of the Effective Date at an average price exceeding (i) the Tranche C Per Share Target Value for the Tranche C Performance Measurement Date immediately preceding such Qualified Public Offering plus (ii) the product of (x) (A) the Tranche C Per Share Target Value for the Tranche C Performance Measurement Date immediately following such Qualified Public Offering less (B) the Tranche C Per Share Target Value for the Tranche C Performance Measurement Date immediately preceding such Qualified Public Offering, multiplied by (y) a fraction, the numerator of which is the number of days elapsed as of the consummation of such Qualified Public Offering since the immediately preceding Tranche C Performance Measurement Date and the denominator of which is 365.

            (f) Notwithstanding anything to the contrary contained in this Plan, the determination as to whether the Per Share Equity Value equals or exceeds the Tranche C Per Share Target Value shall be made after the Company's audited financials for the applicable fiscal year become available.

            (g) Notwithstanding anything to the contrary contained in this Plan, each Tranche C Option shall cease vesting as of the time that an

Optionee's employment with the Company is terminated for any reason and no Tranche C Option which is not a Vested Option as of such time shall become a Vested Option thereafter. All decisions by the Committee with respect to any calculations pursuant to this Section (absent manifest error) shall be final and binding on all Optionees.

9.     AUTOMATIC TERMINATION OF OPTION

          Each Option granted under this Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first of the following to occur (the "EXPIRATION DATE"):

            (a) the tenth anniversary on which such Option is granted;

            (b) subject to Section 9(e), if an Optionee terminates his employment with the Company without Good Reason, or the Company terminates the Optionee's employment for Cause, the thirtieth day following the date of such termination;

            (c) subject to Section 9(e), if an Optionee's employment with the Company is terminated by the Optionee or the Company for any reason other than for Cause or without Good Reason, the sixtieth day following the date of such termination;

            (d) subject to Section 9(e), if an Optionee's employment with the Company is terminated due to the death or disability of the Optionee, six months after the date of such death or disability; or

            (e) with respect to Options granted after the Effective Date, the expiration of such other period of time or the occurrence of such other event as the Committee, in its discretion, may provide in the Option Agreement governing such Option.

10.    REGISTRATION ON FORM S-8.

          On or prior to the first anniversary of a public offering by the Company of Capital Stock, the Company will file or cause to be filed, and will use commercially reasonable efforts to cause to be effective, a registration statement on Form S-8 with respect to the sale of Shares purchased upon the exercise of Options; PROVIDED that the Company may delay such filing on one or more occasions for up to 180 days if the Company determines that the filing of a Form S-8 would require disclosure that the Company deems advisable to defer.

11.    REPURCHASE OF SHARES

            (a) If an Optionee ceases to be employed by the Company, the Company shall have the right to purchase each Vested Option (or portion thereof) and each Share held by such Optionee or holder of Shares, purchased upon the exercise of an Option, beginning sixty days after termination.

            (b) The repurchase right referred to in this Section may be exercised by delivery of a notice of exercise to such effect to the Optionee at the address of such Optionee set forth in the Company's records.

            (c) The purchase price for Shares purchased pursuant to Section 11(a) shall be (i) the Fair Market Value of each Share subject to Vested Options, less the exercise price thereof plus (ii) the Fair Market Value of each Share.

            (d) Promptly, but not later than five business days after receipt of the notice of exercise referred to in this Section, the Optionee shall deliver to the Company all certificates representing Shares or Options held by such Optionee, duly endorsed for transfer to the purchaser thereof, against delivery of the purchase price therefor. Such Shares and Options shall be delivered free and clear of all liens, charges, encumbrances, pledges, hypothecations and other security interests.

            (e) The Company shall have the right to assign its rights pursuant to this Section to the Company or to any Affiliate of the Company.

12.    DRAG-ALONG RIGHT

            (a) If, prior to the consummation of a Qualified Public Offering,
(i) stockholders of the Company holding more than 50% of the outstanding Shares (assuming all Options are exercised) (the "DRAG-ALONG GRANTEES") enter into an agreement with any Person or Persons, to Transfer (pursuant to a merger or otherwise) all Shares then held by the Drag-Along Grantees, the Drag-Along Grantees shall be entitled, at their option, to require each Optionee to sell all Shares held by such Optionee (together with all Options then outstanding and held by such Optionee), by providing such holders with notice at least fifteen days prior to consummation of the proposed transaction, setting forth in reasonable detail the material terms and conditions of the proposed transaction or offering, and the price per share at which such holder shall be required to sell all of his or her Shares (which price per share shall be equal to the same price per share that the Drag-Along Grantees shall receive pursuant to the proposed transaction).

            (b) Immediately prior to the closing of the proposed transaction (notice of the date, place and time of which shall be designated by the Company and provided to such holder in writing at least five business days prior thereto), such holder shall exercise all Vested Options. At such closing, the Optionee shall deliver certificates evidencing all Shares then held by such Optionee, duly endorsed for transfer to the proposed transferee, against the purchase price therefor. Such Shares shall be delivered free and clear of all liens, charges, encumbrances and other security interests. None of the Drag-Along Grantees nor the Company shall have any liability or obligation to deliver the purchase price payable pursuant to this Section, except to the extent that any such Drag-Along Grantees or the Company receive the consideration thereof from the proposed purchaser. All consideration payable pursuant to this Section shall be payable in the same form as the consideration received by the Drag- Along Grantees.

            (c) The Company shall have the right to assign its rights pursuant to this Section to the Company or to any Affiliate of the Company.

            (d) The rights granted pursuant to this Section shall terminate upon consummation of a Qualified Public Offering.


13.    TAG-ALONG RIGHT

            (a) If stockholders of the Company holding more than 50% of the outstanding Shares (assuming all Options are exercised) (the "TAG-ALONG GRANTORS") enter into an agreement with any Person or Persons to Transfer Shares (pursuant to a merger or otherwise), then each Optionee shall have the right to include a Pro Rata Portion of Shares owned by such Optionee in the proposed transaction by providing a notice of exercise to the Company at any time on or before five business days following the last day that a Drag-Along Notice may be given. The term "PRO RATA PORTION" means the total number of Shares held by such Optionee multiplied by a fraction, the numerator of which is the total number of Shares proposed to be disposed of by the Tag-Along Grantors in the proposed transaction and the denominator of which is the total number of Shares outstanding.

            (b) At the closing of the proposed transaction (notice of the date, place and time of which shall be designated by the Company and provided to each such holder in writing at least five business days prior thereto), such Optionee shall deliver certificates evidencing a Pro Rata Portion of the Shares owned by such Optionee, duly endorsed for transfer to the proposed purchaser, against delivery of the purchase price therefor. Such Shares shall be delivered free and clear of all liens, charges, encumbrances and other security interests. None of the Tag-Along Grantors or the Company shall have any liability or obligation to deliver the purchase price payable pursuant to this Section, except to the extent that any such Tag-Along Grantors or the Company receive the consideration thereof from the proposed purchaser. All consideration payable pursuant to this Section shall be payable in the same form as the consideration received by the Drag-Along Grantees.

            (c) The rights granted pursuant to this Section shall terminate upon consummation of a Qualified Public Offering.

14.    PROCEDURE FOR EXERCISE

            (a) PAYMENT. At the time an Option is granted under this Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:

                  (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the Shares with respect to which the Option is being exercised and the aforementioned form of payment shall be the only form available on or after a Qualified Public Offering;

                  (ii) stock certificates (in negotiable form) representing Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price of the Shares with respect to which the Option is being exercised;

                  (iii) Vested Options, valued for such purposes at the Fair Market Value per share of Common Stock on the date of exercise, net of the Option Price for each such Share; or

                  (iv) a combination of the methods set forth in clauses (i),
      (ii) and (iii) above.

            (b) NOTICE. An Optionee (or other person, as provided in Section 16(c)) may exercise a Vested Option granted under this Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Option Agreement evidencing his Option, by delivering a written notice (the "NOTICE") to the Secretary of the Company. The Notice shall state:

                  (i) that the Optionee elects to exercise the Vested Option;

                  (ii) the number of Shares with respect to which the Vested Option is being exercised (the "OPTIONED SHARES");

                  (iii) the method of payment for the Optioned Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

                  (iv) the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option);

                  (v) a copy of any election filed by the Optionee pursuant to
      Section 83(b) of the Code; and

                  (vi) such further provisions consistent with this Plan as the Committee may from time to time require. The exercise date of a Vested Option shall be the date on which the Company receives the Notice from the Optionee.

            (c) ISSUANCE OF CERTIFICATES. The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 14(c)) for the Shares purchased upon exercise of an Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising a Vested Option in accordance with the provisions of Section 14(c) shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under this Plan until the date of issuance of a stock certificate pursuant to this
Section 12(c).

15.    ADJUSTMENTS

            (a) CHANGES IN CAPITAL STRUCTURE. If the Common Stock is changed by reason of a stock split, reverse stock split or stock combination, stock dividend or distribution, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization (each such event being a "RECAPITALIZATION"), the Committee shall make such adjustments in the number and class of shares of stock available under this Plan as shall be necessary to preserve to an Optionee rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such rights), including, without limitation, a corresponding adjustment changing the number and 16 class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change and the number of shares that vest pursuant to this Plan.

            (b) SPECIAL RULES. The following rules shall apply in connection with Section 15(a) above:

                  (i) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Shares; and

                  (ii) any adjustments referred to in Section 15(a) shall be made by the Committee in its sole and absolute discretion, and shall be conclusive and binding on all persons holding any Options granted under this Plan.

16.    RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

            (a) No Options shall be granted under this Plan, and no Shares shall be issued and delivered upon the exercise of Options granted under this Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

            (b) The Committee in its sole and absolute discretion may, as a condition to the exercise of any Vested Option granted under this Plan, require an Optionee (i) to represent in writing that the Shares received upon exercise of a Vested Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are reasonably deemed appropriate by the Company to satisfy the requirements of applicable law, including, without limitation, an applicable private placement exemption of the Securities Act as determined by the Committee. Stock certificates representing Shares acquired upon the exercise of Vested Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend and such additional legends as may be required by the Option Agreement evidencing a particular Option:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR

TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL TO THE ISSUER HEREOF THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

            (c) No Option granted under this Plan may be Transferred by the Optionee, except by will or by the laws of descent and distribution. A Vested Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Vested Options shall thereafter be exercisable, during the period specified in Section 9(d) or the applicable Option Agreement (as the case may be), by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Optionee at the time of his or her death.

            (d) No Share issued upon exercise of an Option may be Transferred, except otherwise provided in this Plan, by will, by the laws of descent and distribution or to the Company or any of the Company's affiliates.

17.    EFFECTIVE DATE AND TERMINATION OF THE PLAN.

            (a) This Plan shall become effective on the Effective Date.

            (b) No Options may be granted after the tenth anniversary of the Effective Date.

            (c) Any Option outstanding as of the tenth anniversary of the Effective Date shall remain in effect until the earlier of the exercise thereof and the Expiration Date with respect to such Option.

18.    WITHHOLDING TAXES.

          Whenever under this Plan, Shares are to be delivered to an Optionee, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating thereto.

19.    MISCELLANEOUS

          Each Option granted under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole and absolute discretion.

            (a) NUMBER AND GENDER. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

            (b) CAPTIONS. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

            (c) AMENDMENT OF PLAN. Subject to any provision in any Option Agreement, this Plan may be modified, supplemented or amended in any respect by the Board or the Committee.

            (d) GOVERNING LAW. All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

            (e) SECURITIES EXCHANGE ACT COMPLIANCE. The Corporation will use its commercially reasonable efforts to cause the exemption from Section 16 of the 1934 Act afforded by such Rule 16b-3 to be available at the time the Company has a class of equity securities registered under Section 12 of the 1934 Act.

            (f) NO EVIDENCE OF EMPLOYMENT OR SERVICE Nothing contained in this Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

          STOCK OPTION AGREEMENT dated as of the date set forth on the signature page hereto, between ALLIANCE IMAGING, INC., a Delaware corporation (the "COMPANY"), and the optionee set forth on the signature page hereto (the "OPTIONEE").

          The Company, whether acting through its Board of Directors (the "BOARD") or a committee thereof (the "COMMITTEE") has granted to the Optionee, effective as of the date of this Agreement, an option under the Company's 1997 Stock Option Plan (the "PLAN") to purchase up to the number of shares of the Common Stock, $.01 par value, of the Company (the "COMMON STOCK") set forth on the signature page hereto, on the terms and subject to the conditions set forth in this Agreement and the Plan.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

1.   THE PLAN.

          The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

2.   OPTION; OPTION PRICE.

          On the terms and subject to the conditions of this Agreement, the Optionee is hereby granted the option (the "OPTION") to purchase Shares at the Option Price set forth on the signature page hereto. The Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

3.   TERM.

          The term of the Option (the "OPTION TERM") shall commence on the date hereof and expire on the tenth anniversary of the date hereof, unless the Option shall have sooner been terminated in accordance with the terms of the Plan or this Agreement.

4.   RESTRICTION ON TRANSFER.

          The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

5.   OPTIONEE'S EMPLOYMENT.

          Nothing in the Option shall confer upon the Optionee any right to continue to be employed by the Company or any of its Affiliates or interfere in any way with the right of the Company or its Affiliates or stockholders, as the case may be, to terminate the Optionee's employment or retention by the Company or any of its Affiliates or to increase or decrease the Optionee's compensation at any time.

6.   NOTICES.

          All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier guaranteeing next day delivery, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

     (a)  if to the Company, to it at:

          Alliance Imaging, Inc.
          1065 North PacifiCenter Drive, Suite 200
          Anaheim, California  92806
          Attention:  President
          Telecopier:  (714) 688-3388
          Telephone:  (714) 688-7100; and

     (b) if to the Optionee, to him at his address set forth in the Company's records.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

7.   WAIVER OF BREACH.

          The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

8.   OPTIONEE'S UNDERTAKING.

          The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

9.   MODIFICATION OF RIGHTS.

          Anything contained in this Agreement or the Plan to the contrary notwithstanding, no provision of this Agreement may be modified or amended without the prior written consent of the Corporation and the Optionee, and no interpretation, modification, amendment or termination of any provision of the Plan that would adversely affect the rights of the Optionee under or with respect to the Plan or this Agreement shall be effective as to the Optionee without the Optionee's prior written consent.

10.  GOVERNING LAW.

          All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

11.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

12.  ENTIRE AGREEMENT.

          This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

13.  SEVERABILITY.

          It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                               *    *    *    *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                ALLIANCE IMAGING, INC.

                                By:
                                   ________________________________
                                      Name:
                                      Title:


                                ___________________________________
                                OPTIONEE:

                                NUMBER OF SHARES
                                OF COMMON STOCK:

                                OPTION PRICE:  $ __________________

                                DATED: DECEMBER 18, 1997

                           ALLIANCE IMAGING, INC.

        AMENDMENT TO THE 1997 ALLIANCE IMAGING, INC. STOCK OPTION PLAN

        This Amendment to the 1997 Alliance Imaging, Inc. Stock Option Plan (the "Amendment") is dated as of August 5, 1999. Except as modified hereby, the Stock Option Plan remains in full force and effect.

        The 1997 Alliance Imaging, Inc. Stock Option Plan is amended as follows:

1. Section 6(b) is hereby amended by deleting, in its entirety, the second sentence thereof, and substituting, in lieu thereof, the following second sentence:

        "IF A CHANGE-IN-CONTROL SHALL OCCUR, THEN ALL OF THE TRANCHE A OPTIONS HELD BY SUCH OPTIONEE SHALL BECOME VESTED OPTIONS IMMEDIATELY PRIOR TO SUCH CHANGE-IN-CONTROL."

2. Section 19(c) is hereby amended by deleting, in its entirety, the existing language thereof, and replacing it with the following:

        "(c) AMENDMENT OF PLAN. SUBJECT TO ANY PROVISION IN ANY OPTION AGREEMENT, THIS PLAN MAY BE MODIFIED, SUPPLEMENTED OR AMENDED IN ANY RESPECT BY THE BOARD OR THE COMMITTEE."

                             ALLIANCE IMAGING, INC.

         AMENDMENT TO THE ALLIANCE IMAGING, INC. 1997 STOCK OPTION PLAN

         WHEREAS, Alliance Imaging, Inc. (the "Company") maintains the Alliance Imaging, Inc. 1997 Stock Option Plan (the "1997 Plan"); and

         WHEREAS, both the Company and the committee appointed under the 1997 Plan (the "Committee") have the power to amend the 1997 Plan under Section 19(c) of the 1997 Plan;

         WHEREAS, amendment of the 1997 Plan is desirable.

         NOW, THEREFORE, BE IT RESOLVED, that the 1997 Plan is hereby amended, effective as of November 2, 1999, as follows:

         1.       By adding the following to the definition of "Indebtedness" in
                  Article 2 of the 1997 Plan:

                  "other than the incremental amount of indebtedness incurred by the Company in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger between Viewer Acquisition Corporation and Alliance Imaging, Inc., dated as of September 13, 1999, as amended (the "Merger")."

         2.       By adding the following to the definition of "Net Income" in
                  Article 2 of the 1997 Plan:

                  "and (c) excluding all costs associated with the Merger."

         3. By substituting for the definition of "Per Share Equity Value" in Article 2 of the 1997 Plan the following:

                  " "PER SHARE EQUITY VALUE" means, in respect of any Tranche B or Tranche C Performance Measurement Date, (a) (i) the product of (x) EBITDA for the calendar year ending on such Performance Measurement Date (excluding any legal, accounting or other direct expenses related to the Merger) multiplied by (y) six, plus (ii) the aggregate Option Price of Vested Options, plus (iii) the aggregate Option Price for all Tranche B Options and Tranche C Options which will become vested as of the next succeeding Performance Measurement Date if the applicable Per Share Equity Values are achieved, less (iv) the aggregate principal amount of the outstanding consolidated Indebtedness (which shall not include, if the Per Share Equity Value is being determined following or in connection with the Merger, any Indebtedness incurred by the Company to pay pre-payment penalties which are directly triggered upon the closing of the Merger and any Indebtedness incurred at the closing of the Merger) less (v) the aggregate face value (or, if the Per Share Equity Value is being determined following or in connection with a Change-in-Control, the aggregate redemption price) of all of the Company's outstanding shares of redeemable Capital Stock, plus (vi) the aggregate amount of the consolidated cash on hand of the Company and its Subsidiaries, divided by (b) the sum of (x) the number of Shares outstanding as of the end of such calendar year
         (which shall be calculated as if the Shares cancelled in connection with the Merger had continued to remain outstanding) and (y) the number of Shares issuable upon the conversion of securities convertible into Shares or upon the exercise of options or warrants exercisable for Shares, in each case in this clause (b), which are both vested (or, in the case of Tranche B Options and Tranche C Options, will become vested on or before the next succeeding Performance Measurement Date if the applicable Per Share Equity Values are achieved) and "in the money" (I.E., the exercise price or conversion price is less than the Per Share Equity Value calculated without giving effect to such convertible securities or options or warrants); PROVIDED, HOWEVER, that if a Qualified Public Offering shall have been consummated prior to any such calculation,"PER SHARE EQUITY VALUE" shall mean the average closing stock price for the thirty trading days immediately preceding the date of any such determination (with the five highest and five lowest closing stock prices disregarded), as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or, if the shares are then traded on a national securities exchange, on the principal national securities exchange on which it is so traded; PROVIDED, FURTHER, HOWEVER, that all outstanding "in the money" options shall be deemed to be vested solely for purposes of the definition of "PER SHARE EQUITY VALUE" if Per Share Equity Value is being determined following or in connection with a Change-in-Control or a Qualified Public Offering."

         4. By deleting Sections 12 and 13 of the 1997 Plan and substituting the following therefore:

                  "12:  [RESERVED]

                   13:  STOCKHOLDER'S AGREEMENT. All Optionees shall be
                  required to execute and be bound by the terms of the Stockholder's Agreement in substantially the form attached hereto as Exhibit A."

         5. Effective November 2, 1999 no further options shall be granted under the Plan.

         THIS AMENDMENT is hereby executed this 2nd day of November, 1999.

                                        ALLIANCE IMAGING, INC.



                                        By:___________________________________
                                        Name:
                                        Title: